Exhibit 99.1

NEWS RELEASE

	Contacts:	Forbes Energy Services Ltd.
L. Melvin Cooper, SVP & CFO
361-664-0549
FOR IMMEDIATE RELEASE
DRG&E
Ken Dennard, Managing Partner
Ben Burnham, AVP
713-529-6600

Forbes Energy Services Reports

Second Quarter Financial Results

ALICE, TEXAS – August 14, 2009 – Forbes Energy Services Ltd. (TSX: FRB) today announced financial and operating results for the second quarter ended June 30, 2009.

Revenues for the second quarter declined to $49.8 million compared to $63.4 million in the first quarter of 2009 as a result of lower pricing and utilization in both operating segments. Net loss for the three months ended June 30, 2009 was $9.0 million, or a loss of $0.15 per share, compared to a net loss of $4.5 million, or $0.07 per share, in the quarter ended March 31, 2009. Adjusted EBITDA for the second quarter of 2009 totaled $3.3 million versus $9.7 million in the 2009 first quarter. Adjusted EBITDA is a non-GAAP financial measure, defined by the Company as net income before interest, taxes, depreciation, amortization and non-cash stock based compensation. For a reconciliation of Adjusted EBITDA to net income, please see the disclosures at the end of this release and on the Company’s website.

John Crisp, Forbes Energy’s President and Chief Executive Officer, stated, “Activity in the second quarter was largely consistent with what we experienced at the end of the first quarter. In the well servicing segment, utilization appears to have bottomed in April, and pricing has also leveled-out. Pricing and utilization have continued to trend downward in the fluid logistics segment, although that business now appears to be in the process of leveling out.

“Mexico continues to be a positive for the Company as we now have nine rigs working or en route. Additionally, we’re in the process of setting up shop in the Marcellus Shale which has the potential to be a key driver of our long-term growth. The Marcellus is one of the few plays in the United States where activity continues to accelerate in spite of the depressed natural gas environment.”

Business Segment Results

Well Servicing

Well servicing revenues decreased to $25.5 million during the second quarter of 2009 compared to $31.5 million in the first quarter. Well servicing segment gross margins in the second quarter of 2009 were $1.8 million, compared to $5.1 million in the first quarter of 2009.

Forbes recorded approximately 65,453 rig hours for the second quarter of 2009, including 10,440 hours in Mexico, compared to 73,522 total hours in the first quarter of 2009 (4,748 in Mexico). The Company had 170 rigs in its well service fleet at June 30, 2009, unchanged from March 31, 2009. Capital expenditures for the well servicing segment totaled $3.4 million during the three months ended June 30, 2009, primarily related to Mexico.

Fluid Logistics

Fluid logistics revenues in the second quarter of 2009 decreased to $24.2 million compared to $31.9 million in the first quarter of 2009. Gross margins for the fluid logistics segment totaled $4.3 million compared to $8.7 million in the previous quarter.

Forbes recorded 199,662 truck hours during the second quarter of 2009 compared to 229,219 for the first quarter. The Company’s fluid transport segment heavy truck fleet totaled 370 as of June 30, 2009, unchanged from March 31, 2009. Total capital expenditures for the fluid logistics segment were $0.3 million for the three months ended June 30, 2009.

Conference Call

Forbes Energy will host a conference call to discuss its second quarter 2009 results on Monday, August 17, 2009, at 10:00 a.m. Eastern Time (9:00 a.m. Central). To access the call, please dial (480) 629-9773 and ask for the “Forbes Energy Services” call at least 10 minutes prior to the start time. The conference call will also be broadcast live via the Internet and can be accessed through the “Investor Relations” page of Forbes Energy’s website, www.forbesenergyservices.com.

A telephonic replay of the conference call will be available until August 24, 2009, and may be accessed by calling (303) 590-3030 and using the pass code 4139793. A webcast archive will be available at www.forbesenergyservices.com shortly after the call and will be accessible for approximately 30 days. For more information, please contact Donna Washburn at DRG&E at (713) 529-6600 or email at dmw@drg-e.com.

About Forbes Energy

Forbes Energy Services Ltd. is an independent oilfield services contractor that provides a broad range of drilling-related and production-related services to oil and natural gas companies, primarily onshore in Texas, Mississippi, and Mexico.

Forward-Looking Statements and Regulation G Reconciliation

This press release contains “forward-looking statements,” as contemplated by the Private Securities Litigation Reform Act of 1995, in which the Company discusses factors it believes may affect its performance in the future. The accuracy of the Company’s assumptions, expectations, beliefs and projections depend on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include: supply and demand for oilfield services and the level of oil and natural gas prices; the continued uncertainty in the global financial markets and its effect on domestic spending in the oil and natural gas industry; the Company’s ability to maintain pricing on its core services; the potential for excess capacity in the industry; and competition. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and the Company’s business, financial condition and results of operations could be materially and adversely affected. Additional factors that you should consider are set forth in detail in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K”) as well as other filings the Company has made with the Securities and Exchange Commission.

Forbes Energy’s financial statements and management’s discussion and analysis of financial condition and results of operations can be found in the Form 10-Q, which is being filed with the Securities and Exchange Commission and posted on the Company’s website.

This press release also contains references to the non-GAAP financial measure of earnings, or net income, before interest, income taxes, depreciation and amortization, or EBITDA. For a reconciliation of EBITDA to net income, please see the table at the end of this release. Management’s opinion regarding the usefulness of EBITDA to investors and a description of the ways in which management uses such measures can be found on the “Investor Relations” page of Forbes Energy’s website, www.forbesenergyservices.com.

-Tables to Follow-

Selected Statement of Operations Data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
		(As Restated)		(As Restated)
Revenues
Well servicing	$25,515,071	$47,376,065	$57,054,079	$86,660,403
Fluid logistics	24,237,506	41,225,126	56,129,880	72,463,647

Total revenues	49,752,577	88,601,191	113,183,959	159,124,050

Expenses
Well servicing	23,720,892	30,008,033	50,116,601	54,412,815
Fluid logistics	19,928,066	28,164,067	43,159,687	50,458,950
General and administrative	3,896,576	4,717,627	9,670,455	7,860,308
Depreciation and amortization	9,774,963	7,431,081	19,466,335	14,471,104

Total expenses	57,320,497	70,320,808	122,413,078	127,203,177

Operating income (loss)	(7,567,920)	18,280,383	(9,229,119)	31,920,873

Other income (expense)
Interest expense	(6,406,311)	(6,584,009)	(13,059,988)	(12,559,135)
Gain on extinguishment of debt	447,842	—	1,421,750	—
Other income (expense)	8,084	77,034	34,617	106,568

Income (loss) before taxes	(13,518,305)	11,773,408	(20,832,740)	19,468,306

Income tax expense (benefit)	(4,480,569)	54,985,420	(7,259,514)	55,157,420

Net income (loss)	$(9,037,736)	$(43,212,012)	$(13,573,226)	$(35,689,114)

Earnings (loss) per share of common stock
Basic	$(0.15)	$(1.13)	$(0.22)	$(1.05)
Diluted	$(0.15)	$(1.13)	$(0.22)	$(1.05)

Weighted average number of shares outstanding
Basic	62,111,200	38,166,398	62,111,200	33,833,299
Diluted	62,111,200	38,166,398	62,111,200	33,833,299

Pro forma earnings per share[1]
Basic		$0.14		$0.23
Diluted		$0.13		0.22

Weighted average number of shares outstanding
Basic		54,144,700		54,144,700
Diluted		56,914,700		56,914,700

[1]

The pro forma earnings per share reflects the effects related to the Company’s Bermuda reorganization from a limited liability company to a “C” corporation, this issuance of common stock in connection with Forbes’ initial equity offering and an assumed effective tax rate of 37%. See disclosures in the Company’s 10-Q filing for additional information.

Selected Balance Sheet Data

(Unaudited)

	June 30, 2009	December 31, 2008
Cash	$38,563,078	$23,469,067
Accounts receivable	41,672,837	69,095,522
Working Capital	36,517,871	42,707,044
Intangible assets (net)	38,029,379	39,459,977
Total assets	457,172,423	482,801,391
Total debt	216,596,051	212,189,842
Deferred tax liability	54,676,072	62,068,620
Shareholders’/members’ equity	146,088,122	158,418,487

Selected Operating Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Working days	64	64	127	128
Rig Hours
U.S.	55,013	97,860	123,787	173,549
Mexico	10,440	—	15,188	—

Total rig hours	65,453	97,860	138,975	173,549

Truck hours	199,662	271,968	428,881	492,823

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

	Three Months Ended			Six Months Ended June 30,
	June 30, 2009	June 30, 2008	March 31, 2009	2009	2008
		(As Restated)			(As Restated)
Net income (loss)	$(9,037,736)	$(43,212,012)	$(4,535,490)	$(13,573,226)	$(35,689,114)
Depreciation and amortization	9,774,963	7,431,081	9,691,372	19,466,335	14,471,104
Interest expense	6,406,311	6,584,009	6,653,677	13,059,988	12,559,135
Income tax expense (benefit)	(4,480,569)	54,985,420	(2,778,945)	(7,259,514)	55,157,420
Stock based compensation	622,419	—	624,736	1,247,155	203,428

Adjusted EBITDA	$3,285,388	$25,788,498	$9,655,350	$12,940,738	$46,701,973